UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2018

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 17, 2018, Matthew Onaitis resigned from his positions as the Chief Financial Officer, General Counsel and Secretary, including as the principal financial officer and principal accounting officer, of Cidara Therapeutics, Inc. (the “Company”). Mr. Onaitis resigned from the Company in order to pursue other opportunities.

Effective as of the date of Mr. Onaitis’ resignation, Jeffrey L. Stein, President and Chief Executive Officer of the Company, will assume the role of the Company’s principal financial officer, and Brady Johnson, Director of Finance and Controller, will assume the role of the Company’s principal accounting officer. There will be no change to Mr. Stein’s or Mr. Johnson’s compensation arrangements with the Company as a result of their respective appointments. There are no family relationships between each of Mr. Stein and Mr. Johnson and any of the Company’s current or former directors or executive officers. Neither Mr. Stein and Mr. Johnson is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: August 17, 2018	/s/ Jeffrey L. Stein
Jeffrey L. Stein
President and Chief Executive Officer (Principal Executive Officer)

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